EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports First Quarter Earnings

NORWOOD, Mass., April 25, 2017--(GLOBE NEWSWIRE)- Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $7.5 million, or $0.31 per diluted share, for the first quarter of 2017, compared to net income of $4.0 million, or $0.17 per diluted share, for the fourth quarter of 2016 and net income of $1.7 million, or $0.07 per diluted share, for the first quarter of 2016.

The first quarter of 2017 included a pre-tax gain of $5.9 million ($3.8 million after-tax, or $0.16 per diluted share) from the Company's investment in Northeast Retirement Services, Inc., which was acquired by Community Bank System, Inc., a pre-tax loss of $1.1 million ($676,000 after-tax, or $0.03 per diluted share) from the sale of the Company's investments in mutual funds, and the reversal of a valuation allowance for state taxes of $1.7 million, or $0.07 per diluted share. Excluding these three items, net income was $2.7 million, or $0.11 per diluted share, for first quarter of 2017.

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, "We got off to a good start in 2017 with loan and deposit growth continuing at a solid pace. Compared to a year ago, loans are up 25% and deposits, excluding brokered deposits, are up 21% with deposit growth seen across all customer segments. Deposits at our newest branch in the Seaport District of Boston, which opened in October of last year, have grown to $51 million at the end of March. In-house mortgage originations in the first quarter increased compared to a year ago and this comes after in-house originations doubled in 2016 from 2015. During the first quarter, we also made a strategic decision to sell our portfolio of mutual fund investments, which allowed us to reduce wholesale funding and will help to alleviate some of the volatility we had experienced in our quarterly earnings with regard to mutual fund dividends. Finally, improving our operating leverage, returns and efficiency ratio continues to be a top priority for us. Progress this quarter is reflected in the improvement in our core net interest margin, which has benefited from Federal Reserve interest rate increases, and a linked-quarter decline in noninterest expense."

BALANCE SHEET
Compared to December 31, 2016, total assets grew $27 million, or 1%, to $2.5 billion at March 31, 2017. The increase was driven by loan growth as total loans increased $56 million, or 3%, to $2.0 billion at March 31, 2017. By category, the increase was mainly driven by residential mortgage loans, which were up $42 million, or 5%, and commercial real estate loans, which were up $15 million, or 2%. The increase in loans was partially offset by a $31 million, or 15%, decline in securities available for sale, primarily due to the aforementioned sale of the mutual fund portfolio.

Compared to March 31, 2016, total assets increased $334 million, or 15%. Total loans also drove the growth in total assets in this comparison, increasing $400 million, or 25%. By category, the increase from March 31, 2016 was due to residential mortgage loans, which were up $275 million, or 44%, commercial real estate loans, which were up $115 million, or 20%, and commercial business loans, which were up $41 million, or 24%. Residential mortgage loan originations were $91 million in the first quarter of 2017 compared to $65 million in the first quarter of 2016 as the expanded origination team continued to grow the business and gain market share. In the first quarter of 2017, commercial loans (real estate and non-real estate combined) totaling $55 million were added to the balance sheet compared to $74 million in the first quarter of 2016. The growth in loans was partially offset by a $64 million, or 27%, decline in securities available for sale, due to the previously discussed sale of the mutual fund portfolio and lower levels of fixed income securities.

Compared to December 31, 2016, deposits grew $48 million, or 3%, to $1.9 billion at March 31, 2017 reflective of growth in all customer segments (consumer, small business, commercial and municipal). The new Seaport branch contributed $21 million to the increase. By category, the increase was primarily driven by a $50 million increase in money market accounts and smaller increases in NOW and demand, regular savings and certificates of deposit. These increases were partially offset by a $19 million decline in brokered certificates of deposit, which along with a $28 million, or 19%, decrease in short-term borrowings to $118 million at March 31, 2017 contributed to a reduced reliance on wholesale funding.

Compared to March 31, 2016, deposits grew $372 million, or 25%, and included growth in all customer segments. By category, the most significant increases were seen in money market deposits, which were up $214 million, brokered certificates of deposit, which were up $97 million, and NOW and demand deposits, which were up $57 million. A $52 million decline in short-term borrowings was partially offset by a $20 million increase in long-term borrowings.

Stockholders’ equity was $397 million at March 31, 2017 compared to $387 million at December 31, 2016 and $394 million at March 31, 2016. The increase in stockholders' equity from the end of 2016 was mainly due to first quarter 2017 net income of $7.5 million coupled with a $1.9 million decline in the accumulated other comprehensive loss. The major factors impacting the change in stockholders' equity from

March 31, 2016 were net income over the past four quarters, which added $14.5 million to stockholders' equity, and repurchases of 978,300 shares of stock, which reduced stockholders' equity by $14.1 million.

Total share repurchases for the seven quarters ending March 31, 2017 were 2,637,640 shares at an average price of $14.20 for a total cost of $37.4 million. At March 31, 2017, the Company had repurchased 7% of the 1,345,087 shares authorized under its third share repurchase program, which was announced in September 2016. There were no share repurchases during the first quarter of 2017.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income was $15.9 million in the first quarter of 2017, down $69,000, or 0.4%, from $16.0 million in the fourth quarter of 2016 and up $2.7 million, or 20%, from $13.2 million in the first quarter of 2016. Net interest margin was 2.70% in the first quarter of 2017, down from 2.81% in the fourth quarter of 2016, but up from 2.61% in the first quarter of 2016.

Net interest and dividend income on a fully taxable equivalent basis (referred to herein as "Reported net interest and dividend income (FTE)", a Non-GAAP measure) was $15.9 million in the first quarter of 2017, down $81,000, or 0.5%, from $16.0 million in the fourth quarter of 2016, but up $2.7 million, or 20%, from $13.3 million in the first quarter of 2016. Net interest margin on a fully taxable equivalent basis (referred to herein as "Reported net interest margin (FTE)", a Non-GAAP measure) declined to 2.71% in the first quarter of 2017 from 2.82% for the fourth quarter of 2016, but was up from 2.62% in the first quarter of 2016.

The table shown below provides a reconciliation of reported to adjusted net interest and dividend income and margin for the last five quarters (referred to herein as "Adjusted net interest and dividend income (FTE)" and "Adjusted net interest margin (FTE)", which are Non-GAAP measures). Commentary which follows the table will focus on changes in Adjusted net interest and dividend income and Adjusted net interest margin.

(Unaudited, dollars in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net Interest and Dividend Income
Reported net interest and dividend income	$15,881	$15,950	$14,495	$13,316	$13,201
FTE adjustment	66	78	65	77	87
Reported net interest and dividend income (FTE)	15,947	16,028	14,560	13,393	13,288
Mutual fund dividends (2)	—	(844)	(96)	—	(21)
Purchase accounting accretion (2)	(107)	(137)	(115)	(133)	(127)
Accelerated bond amortization/(accretion) on note redemptions	—	—	(193)	203	—
Adjusted net interest and dividend income (FTE) (1)	$15,840	$15,047	$14,156	$13,463	$13,140

Net Interest Margin
Reported net interest margin	2.70%	2.81%	2.67%	2.56%	2.61%
FTE adjustment	0.01	0.01	0.01	0.02	0.01
Reported net interest margin (FTE)	2.71	2.82	2.68	2.58	2.62
Mutual fund dividends (2)	0.03	(0.10)	0.03	0.05	0.06
Purchase accounting accretion (2)	(0.02)	(0.03)	(0.02)	(0.03)	(0.03)
Accelerated bond amortization/(accretion) on note redemptions	—	—	(0.04)	0.04	—
Adjusted net interest margin (FTE) (1)	2.72%	2.69%	2.65%	2.64%	2.65%

(1) Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully taxable equivalent basis (FTE), using a federal statutory tax rate of 35% (a statutory tax rate of 34% was used prior to the fourth quarter of 2016). Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons.

(2) Note: In calculating the net interest margin impact of mutual fund dividends and purchase accounting accretion, average earning assets were adjusted to remove the average balances associated with each item. In quarters where mutual fund dividend income is low, the removal of the dividend and its related average balance has a positive impact on the adjusted net interest margin. Management believes this adjusted net interest margin is useful because of the volatility or non-recurring nature of certain items from quarter to quarter. The Company sold its investments in mutual funds during the first quarter of 2017.

Adjusted net interest and dividend income on a fully tax equivalent basis increased $793,000, or 5%, to $15.8 million in the first quarter of 2017 compared to $15.0 million in the fourth quarter of 2016 while adjusted net interest margin improved to 2.72% in the first quarter of 2017 from 2.69% in the fourth quarter of 2016. The increase was mainly driven by a $136 million, or 7%, increase in average loans due to higher levels of residential mortgages, and, to a lesser extent, increases in commercial real estate loans and commercial business loans.

Compared to the first quarter of 2016, adjusted net interest and dividend income on a fully taxable equivalent basis increased $2.7 million, or 21%, while adjusted net interest margin improved by seven basis points to 2.72%. As was the case in the comparison with the fourth quarter of 2016, the growth in adjusted net interest and dividend income was mainly due to a higher level of average loans which were up $389 million, or 25%, from the first quarter of last year driven by increases in residential mortgages and commercial real estate loans.

Adjusted net interest income and net interest margin benefited in both comparisons from higher floating rate loan yields related to the interest rate increases announced by the Federal Reserve Bank in March 2017, December 2016 and December 2015. The Company maintains a nominal asset sensitive interest rate risk position.

NONINTEREST INCOME
Noninterest income was $6.8 million in the first quarter of 2017, up $3.0 million, or 79%, from $3.8 million in the fourth quarter of 2016. The increase was mainly due to a gain of $5.9 million from the Company's investment in Northeast Retirement Services, Inc., which was acquired by Community Bank System, Inc., and a $304,000 or 70%, increase in mortgage banking revenue due to a higher level of loan sale gains in the first quarter. These improvements were partially offset by a first quarter loss of $1.1 million from the sale of the Company's investments in mutual funds, a $476,000 decline in loan level derivative fee income, and a $1.4 million decline in miscellaneous income. The latter reflects the absence of large positive valuation adjustments recorded in the fourth quarter on the portfolio of commercial loan customer back-to-back interest rate swap contracts due to an increase in interest rates.

Compared to the first quarter of 2016, noninterest income increased $5.4 million, or 395%. The increase was primarily due to the $5.9 million gain from the Company's investment in Northeast Retirement Services, Inc., and a $496,000, or 203%, increase in mortgage banking revenue. The improvements were partially offset by the loss of $1.1 million from the sale of the Company's investments in mutual funds during the first quarter of 2017 and a $475,000, or 74%, decline in loan level derivative fee income.

NONINTEREST EXPENSE
Noninterest expense was $13.4 million in the first quarter of 2017, down $109,000, or 1%, from the fourth quarter of 2016. By category, the most significant declines were in advertising, which was high in the fourth quarter due to seasonality and promotions related to the new Seaport branch, in occupancy and equipment expense, and in other general and administrative expenses. These declines were partially offset by an increase in salaries and benefits expense due, in part, to higher health insurance costs, equity compensation, a seasonal increase in payroll taxes, and merit increases.

Compared to the first quarter of 2016, noninterest expense increased $1.3 million, or 11%. Franchise growth was the major factor causing the increase in expenses from the prior year period and this can mainly be seen in the salaries and benefits as well as the occupancy and equipment expense categories. The new Seaport branch, as well as the opening of new loan and mortgage production offices, contributed to the growth in both salaries and benefits expense and occupancy and equipment expense.

ASSET QUALITY
The provision for loan losses, which in all quarters reflects management’s assessment of risks inherent in the loan portfolio, was $57,000 in the first quarter of 2017 compared to $927,000 in the fourth quarter of 2016 and a credit of $27,000 in the first quarter of 2016. Loan growth and loan mix impact the level of provision needed each quarter and a decline in loan growth to 3% in the first quarter of 2017 from 10% in the fourth quarter of 2016 was a major contributor to the lower provision.

The allowance for loan losses as a percentage of total loans was 0.95% at March 31, 2017 compared to 0.97% at December 31, 2016 and 1.07% at March 31, 2016. The decline in the allowance for loan losses as a percentage of total loans from a year ago was impacted by the general improvement in historical loss rates from national FDIC data, as well as the planned migration of loss rates to those more reflective of the Company's own loan loss experience. The Company had net loan recoveries of $68,000 in the first quarter of 2017 compared to net loan recoveries of $93,000 in the fourth quarter of 2016 and net loan charge-offs of $90,000 in the first quarter of 2016.

Nonperforming assets were $13.1 million at March 31, 2017 compared to $9.0 million at December 31, 2016 and $10.9 million at March 31, 2016. The increase from December 31, 2016 was mainly due to loans secured by one income property which were placed back on nonaccrual in the first quarter of 2017. These loans were also on nonaccrual at March 31, 2016. The increase from March 31, 2016 was mainly due to increases in home equity and commercial real estate nonaccrual loans. Nonperforming assets as a percentage of total assets was 0.53% at March 31, 2017, 0.36% at December 31, 2016, and 0.51% at March 31, 2016.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.5 billion at March 31, 2017 and operates 11 branch offices in Boston, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through its branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited, dollars in thousands)				% Change
	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017 vs. December 31, 2016	March 31, 2017 vs. March 31, 2016
Assets
Cash and due from banks	$15,594	$14,752	$13,852	5.7%	12.6%
Short term investments	19,555	15,744	18,157	24.2%	7.7%
Total cash and cash equivalents	35,149	30,496	32,009	15.3%	9.8%
Securities available for sale, at fair value	173,834	204,836	237,669	(15.1)%	(26.9)%
Securities held to maturity, at amortized cost	201,684	201,027	196,578	0.3%	2.6%
Federal Home Loan Bank stock, at cost	14,828	13,352	16,137	11.1%	(8.1)%
Loans held for sale	1,675	2,761	3,926	(39.3)%	(57.3)%
Loans:
1-4 family residential	896,951	854,478	621,801	5.0%	44.3%
Home equity	80,427	79,132	80,571	1.6%	(0.2)%
Commercial real estate	701,463	686,522	586,151	2.2%	19.7%
Construction	70,855	75,950	92,481	(6.7)%	(23.4)%
Total real estate loans	1,749,696	1,696,082	1,381,004	3.2%	26.7%
Commercial business	210,328	205,832	168,976	2.2%	24.5%
Consumer	27,325	29,707	36,977	(8.0)%	(26.1)%
Total loans	1,987,349	1,931,621	1,586,957	2.9%	25.2%
Allowance for loan losses	(18,875)	(18,750)	(16,985)	0.7%	11.1%
Loans, net	1,968,474	1,912,871	1,569,972	2.9%	25.4%
Premises and equipment, net	21,858	22,034	20,099	(0.8)%	8.8%
Accrued interest receivable	5,994	6,057	5,588	(1.0)%	7.3%
Goodwill and core deposit intangible	10,313	10,560	11,443	(2.3)%	(9.9)%
Net deferred tax asset	8,751	10,146	8,774	(13.7)%	(0.3)%
Bank-owned life insurance	32,271	32,015	31,883	0.8%	1.2%
Other assets	21,779	23,537	28,150	(7.5)%	(22.6)%
Total assets	$2,496,610	$2,469,692	$2,162,228	1.1%	15.5%
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$342,118	$331,508	$285,391	3.2%	19.9%
Regular savings	265,116	262,984	283,586	0.8%	(6.5)%
Money market	622,852	573,204	408,591	8.7%	52.4%
Certificates of deposit	348,042	340,114	329,012	2.3%	5.8%
Brokered money market	50,129	53,357	46,673	(6.0)%	7.4%
Brokered certificates of deposit	228,465	247,520	131,352	(7.7)%	73.9%
Total deposits	1,856,722	1,808,687	1,484,605	2.7%	25.1%
Short-term borrowings	118,000	146,000	170,000	(19.2)%	(30.6)%
Long-term debt	105,000	105,000	85,000	—%	23.5%
Other liabilities	19,944	23,098	29,067	(13.7)%	(31.4)%
Total liabilities	2,099,666	2,082,785	1,768,672	0.8%	18.7%
Common stock	259	259	269	—%	(3.7)%
Additional paid-in capital	250,976	249,317	260,041	0.7%	(3.5)%
Unearned compensation- ESOP	(20,306)	(20,496)	(21,065)	(0.9)%	(3.6)%
Retained earnings	168,160	161,896	157,090	3.9%	7.0%
Accumulated other comprehensive loss	(2,145)	(4,069)	(2,779)	(47.3)%	(22.8)%
Total stockholders' equity	396,944	386,907	393,556	2.6%	0.9%
Total liabilities and stockholders' equity	$2,496,610	$2,469,692	$2,162,228	1.1%	15.5%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited, dollars in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Assets
Cash and due from banks	$15,594	$14,752	$15,490	$13,710	$13,852
Short term investments	19,555	15,744	21,512	29,485	18,157
Total cash and cash equivalents	35,149	30,496	37,002	43,195	32,009
Securities available for sale, at fair value	173,834	204,836	210,273	204,973	237,669
Securities held to maturity, at amortized cost	201,684	201,027	197,863	196,454	196,578
Federal Home Loan Bank stock, at cost	14,828	13,352	13,505	12,833	16,137
Loans held for sale	1,675	2,761	2,134	6,097	3,926
Loans:
1-4 family residential	896,951	854,478	746,366	675,952	621,801
Home equity	80,427	79,132	80,604	81,649	80,571
Commercial real estate	701,463	686,522	660,458	608,669	586,151
Construction	70,855	75,950	71,281	107,049	92,481
Total real estate loans	1,749,696	1,696,082	1,558,709	1,473,319	1,381,004
Commercial business	210,328	205,832	169,076	178,112	168,976
Consumer	27,325	29,707	31,435	33,707	36,977
Total loans	1,987,349	1,931,621	1,759,220	1,685,138	1,586,957
Allowance for loan losses	(18,875)	(18,750)	(17,730)	(18,079)	(16,985)
Loans, net	1,968,474	1,912,871	1,741,490	1,667,059	1,569,972
Premises and equipment, net	21,858	22,034	21,362	20,136	20,099
Accrued interest receivable	5,994	6,057	5,388	5,640	5,588
Goodwill and core deposit intangible	10,313	10,560	10,831	11,125	11,443
Net deferred tax asset	8,751	10,146	8,780	8,958	8,774
Bank-owned life insurance	32,271	32,015	31,743	31,558	31,883
Other assets	21,779	23,537	33,295	32,733	28,150
Total assets	$2,496,610	$2,469,692	$2,313,666	$2,240,761	$2,162,228
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$342,118	$331,508	$337,225	$298,178	$285,391
Regular savings	265,116	262,984	270,067	274,866	283,586
Money market	622,852	573,204	518,360	506,251	408,591
Certificates of deposit	348,042	340,114	339,064	339,415	329,012
Brokered money market	50,129	53,357	46,235	45,231	46,673
Brokered certificates of deposit	228,465	247,520	170,506	136,965	131,352
Total deposits	1,856,722	1,808,687	1,681,457	1,600,906	1,484,605
Short-term borrowings	118,000	146,000	103,700	130,000	170,000
Long-term debt	105,000	105,000	105,000	85,000	85,000
Other liabilities	19,944	23,098	33,820	32,903	29,067
Total liabilities	2,099,666	2,082,785	1,923,977	1,848,809	1,768,672
Common stock	259	259	261	265	269
Additional paid-in capital	250,976	249,317	251,341	255,781	260,041
Unearned compensation- ESOP	(20,306)	(20,496)	(20,686)	(20,876)	(21,065)
Retained earnings	168,160	161,896	158,620	157,714	157,090
Accumulated other comprehensive income (loss)	(2,145)	(4,069)	153	(932)	(2,779)
Total stockholders' equity	396,944	386,907	389,689	391,952	393,556
Total liabilities and stockholders' equity	$2,496,610	$2,469,692	$2,313,666	$2,240,761	$2,162,228

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited, dollars in thousands, except share data)	Quarters Ended			% Change
	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017 vs. December 31, 2016	March 31, 2017 vs. March 31, 2016
Interest and fees on loans	$17,382	$16,099	$13,603	8.0%	27.8%
Interest on securities	2,210	2,325	2,295	(4.9)%	(3.7)%
Dividends	157	990	139	(84.1)%	12.9%
Other	32	20	26	60.0%	23.1%
Total interest and dividend income	19,781	19,434	16,063	1.8%	23.1%
Interest on deposits	3,254	2,980	2,292	9.2%	42.0%
Interest on borrowings	646	504	570	28.2%	13.3%
Total interest expense	3,900	3,484	2,862	11.9%	36.3%
Net interest and dividend income	15,881	15,950	13,201	(0.4)%	20.3%
Provision for loan losses	57	927	(27)	(93.9)%	(311.1)%
Net interest and dividend income, after provision for loan losses	15,824	15,023	13,228	5.3%	19.6%
Deposit account fees	320	356	317	(10.1)%	0.9%
Interchange and ATM fees	348	388	347	(10.3)%	0.3%
Mortgage banking	740	436	244	69.7%	203.3%
Loan level derivative fee income	164	640	639	(74.4)%	(74.3)%
Realized securities gains (losses), net	(1,022)	298	(244)	(443.0)%	318.9%
Gain on exchange of investment in Northeast Retirement Services	5,947	—	—	—%	—%
Bank-owned life insurance income	257	272	257	(5.5)%	—%
Miscellaneous	62	1,417	(183)	(95.6)%	(133.9)%
Total noninterest income	6,816	3,807	1,377	79.0%	395.0%
Salaries and employee benefits	7,563	7,234	6,885	4.5%	9.8%
Occupancy and equipment	2,115	2,291	1,619	(7.7)%	30.6%
Data processing	1,044	988	761	5.7%	37.2%
Professional fees	869	736	481	18.1%	80.7%
Advertising	367	677	532	(45.8)%	(31.0)%
FDIC deposit insurance	212	157	346	35.0%	(38.7)%
Directors' fees	374	377	338	(0.8)%	10.7%
Amortization of core deposit intangible	247	271	342	(8.9)%	(27.8)%
Other general and administrative	609	778	764	(21.7)%	(20.3)%
Total noninterest expense	13,400	13,509	12,068	(0.8)%	11.0%
Income before income taxes	9,240	5,321	2,537	73.7%	264.2%
Provision for income taxes	1,753	1,323	870	32.5%	101.5%
Net income	$7,487	$3,998	$1,667	87.3%	349.1%

Earnings per common share:
Basic	$0.31	$0.17	$0.07
Diluted	$0.31	$0.17	$0.07
Weighted average shares outstanding:
Basic	23,911,419	23,919,483	25,066,086
Diluted	24,275,665	24,032,613	25,132,441

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited, dollars in thousands, except share data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Interest and fees on loans	$17,382	$16,099	$15,113	$14,138	$13,603
Interest on securities	2,210	2,325	2,238	2,037	2,295
Dividends	157	990	312	155	139
Other	32	20	22	26	26
Total interest and dividend income	19,781	19,434	17,685	16,356	16,063
Interest on deposits	3,254	2,980	2,732	2,484	2,292
Interest on borrowings	646	504	458	556	570
Total interest expense	3,900	3,484	3,190	3,040	2,862
Net interest and dividend income	15,881	15,950	14,495	13,316	13,201
Provision (credit) for loan losses	57	927	2,872	1,113	(27)
Net interest and dividend income, after provision (credit) for loan losses	15,824	15,023	11,623	12,203	13,228
Deposit account fees	320	356	347	307	317
Interchange and ATM fees	348	388	418	393	347
Mortgage banking	740	436	1,262	531	244
Loan level derivative fee income	164	640	770	322	639
Realized securities gains (losses), net	(1,022)	298	562	664	(244)
Gain on exchange of investment in Northeast Retirement Services	5,947	—	—	—	—
Bank-owned life insurance income	257	272	262	257	257
Bank-owned life insurance death benefit gains	—	—	297	209	—
Miscellaneous	62	1,417	214	128	(183)
Total noninterest income	6,816	3,807	4,132	2,811	1,377
Salaries and employee benefits	7,563	7,234	7,596	7,138	6,885
Occupancy and equipment	2,115	2,291	1,807	1,653	1,619
Data processing	1,044	988	908	803	761
Professional fees	869	736	743	678	481
Advertising	367	677	495	719	532
FDIC deposit insurance	212	157	270	352	346
Directors' fees	374	377	344	399	338
Amortization of core deposit intangible	247	271	294	318	342
Other general and administrative	609	778	777	875	764
Total noninterest expense	13,400	13,509	13,234	12,935	12,068
Income before income taxes	9,240	5,321	2,521	2,079	2,537
Provision for income taxes	1,753	1,323	891	721	870
Net income	$7,487	$3,998	$1,630	$1,358	$1,667

Earnings per common share:
Basic	$0.31	$0.17	$0.07	$0.06	$0.07
Diluted	$0.31	$0.17	$0.07	$0.05	$0.07
Weighted average shares outstanding:
Basic	23,911,419	23,919,483	24,129,512	24,575,211	25,066,086
Diluted	24,275,665	24,032,613	24,307,540	24,699,794	25,132,441

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Quarters Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,958,647	$17,436	3.61%	$1,823,046	$16,161	3.53%	$1,569,240	$13,656	3.50%
Securities (1)	398,201	2,240	2.28	408,351	3,206	3.12	430,015	2,368	2.21
Other interest earning assets and FHLB stock	31,842	171	2.18	29,235	145	1.97	36,723	126	1.38
Total interest-earning assets	2,388,690	19,847	3.37%	2,260,632	19,512	3.43%	2,035,978	16,150	3.19%
Non-interest-earning assets	93,397			104,188			100,534
Total assets	$2,482,087			$2,364,820			$2,136,512

Interest-bearing liabilities
NOW	$145,396	$16	0.04%	$144,520	$18	0.05%	$135,367	$16	0.05%
Regular savings	262,578	218	0.34	265,589	225	0.34	286,533	251	0.35
Money market	653,165	1,519	0.94	597,891	1,319	0.88	430,989	846	0.79
Certificates of deposit	567,642	1,501	1.07	526,433	1,418	1.07	435,574	1,179	1.09
Total interest-bearing deposits	1,628,781	3,254	0.81	1,534,433	2,980	0.77	1,288,463	2,292	0.72
Borrowings	256,500	646	1.02	223,693	504	0.90	277,857	570	0.83
Total interest-bearing liabilities	1,885,281	3,900	0.84%	1,758,126	3,484	0.79%	1,566,320	2,862	0.73%
Non-interest-bearing deposits	183,520			188,797			147,961
Other non-interest-bearing liabilities	21,035			29,861			26,471
Total liabilities	2,089,836			1,976,784			1,740,752
Stockholders' equity	392,251			388,036			395,760
Total liabilities and stockholders' equity	$2,482,087			$2,364,820			$2,136,512

Net interest and dividend income (FTE)		15,947			16,028			13,288
Less: FTE adjustment		(66)			(78)			(87)
Net interest and dividend income (GAAP)		$15,881			$15,950			$13,201

Net interest rate spread (FTE)			2.53%			2.64%			2.46%
Net interest margin (FTE)			2.71%			2.82%			2.62%
Total deposit cost			0.73%			0.69%			0.64%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used prior to the fourth quarter of 2016.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited, dollars in thousands)	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Interest-earning assets
Total loans	$1,958,647	$1,823,046	$1,726,088	$1,635,256	$1,569,240
Securities	398,201	408,351	403,038	419,685	430,015
Other interest earning assets and FHLB stock	31,842	29,235	31,236	36,584	36,723
Total interest-earning assets	2,388,690	2,260,632	2,160,362	2,091,525	2,035,978
Non-interest-earning assets	93,397	104,188	106,589	100,104	100,534
Total assets	$2,482,087	$2,364,820	$2,266,951	$2,191,629	$2,136,512

Interest-bearing liabilities
NOW	$145,396	$144,520	$140,273	$139,100	$135,367
Regular savings	262,578	265,589	272,950	276,451	286,533
Money market	653,165	597,891	560,098	479,564	430,989
Certificates of deposit	567,642	526,433	471,040	458,328	435,574
Total interest-bearing deposits	1,628,781	1,534,433	1,444,361	1,353,443	1,288,463
Borrowings	256,500	223,693	224,660	271,242	277,857
Total interest-bearing liabilities	1,885,281	1,758,126	1,669,021	1,624,685	1,566,320
Non-interest-bearing deposits	183,520	188,797	171,317	145,171	147,961
Other non-interest-bearing liabilities	21,035	29,861	33,936	27,513	26,471
Total liabilities	2,089,836	1,976,784	1,874,274	1,797,369	1,740,752
Stockholders' equity	392,251	388,036	392,677	394,260	395,760
Total liabilities and stockholders' equity	$2,482,087	$2,364,820	$2,266,951	$2,191,629	$2,136,512

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited, dollars in thousands)	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Interest-earning assets
Total loans (1)	3.61%	3.53%	3.50%	3.49%	3.50%
Securities (1)	2.28%	3.12%	2.38%	1.99%	2.21%
Other interest earning assets and FHLB stock	2.18%	1.97%	2.17%	1.78%	1.38%
Total interest-earning assets	3.37%	3.43%	3.27%	3.16%	3.19%

Interest-bearing liabilities
NOW	0.04%	0.05%	0.05%	0.05%	0.05%
Regular savings	0.34%	0.34%	0.33%	0.34%	0.35%
Money market	0.94%	0.88%	0.83%	0.82%	0.79%
Certificates of deposit	1.07%	1.07%	1.11%	1.10%	1.09%
Total interest-bearing deposits	0.81%	0.77%	0.75%	0.74%	0.72%
Borrowings	1.02%	0.90%	0.81%	0.82%	0.83%
Total interest-bearing liabilities	0.84%	0.79%	0.76%	0.75%	0.73%

Net interest rate spread (FTE) (1)	2.53%	2.64%	2.51%	2.41%	2.46%
Net interest margin (FTE) (1)	2.71%	2.82%	2.68%	2.58%	2.62%
Total deposit cost	0.73%	0.69%	0.67%	0.67%	0.64%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used prior to the fourth quarter of 2016.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited, dollars in thousands, except share data)	Quarter Ended
	March 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$9,240	$1,753	$7,487	$0.31
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Add reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Non-GAAP basis	$4,347	$1,695	$2,652	$0.11

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Performance Ratios (annualized)

Diluted EPS
GAAP	$0.31	$0.17	$0.07	$0.05	$0.07
Non-GAAP	$0.11	n/a	n/a	n/a	n/a

Return on average assets (ROAA)
GAAP	1.22%	0.67%	0.29%	0.25%	0.31%
Non-GAAP	0.43%	n/a	n/a	n/a	n/a

Return on average equity (ROAE)
GAAP	7.74%	4.10%	1.65%	1.39%	1.69%
Non-GAAP	2.74%	n/a	n/a	n/a	n/a

Return on average tangible common equity (ROATCE) (1) (3)
GAAP	7.95%	4.22%	1.70%	1.43%	1.75%
Non-GAAP	2.82%	n/a	n/a	n/a	n/a

Efficiency ratio (2) (3)
GAAP	59%	68%	71%	80%	83%
Non-GAAP	75%	n/a	n/a	n/a	n/a
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 11 for Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	At or for the Quarters Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Asset Quality
Non-performing Assets	$13,109	$8,983	$10,941
Non-performing Assets/ Total Assets	0.53%	0.36%	0.51%
Allowance for Loan Losses/ Total Loans	0.95%	0.97%	1.07%
Net Charge-offs (Recoveries)	$(68)	$(93)	$90
Annualized Net Charge-offs (Recoveries)/ Average Loans	(0.01)%	(0.02)%	0.02%
Allowance for Loan Losses/ Nonperforming Loans	144%	209%	155%

Capital/Other
Common shares outstanding	26,858,328	26,759,953	27,786,642
Book value per share	$14.78	$14.46	$14.16
Tangible book value per share	$14.40	$14.06	$13.75
Tangible Common Equity/Tangible Assets (1) (2)	15.55%	15.30%	17.77%
Full-time Equivalent Employees	227	228	219
(1) Tangible common equity equals total equity less goodwill and intangibles, Tangible assets equals total assets less goodwill and intangibles.

(2)Tangible common equity/tangible assets is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management believes that this non-GAAP measure is meaningful because it is standard practice for companies in the banking industry to disclose this measure. Therefore, management believes this measure provides useful information to investors by allowing them to make peer comparisons.